Exhibit 99.1

Canopy Growth Corporation Reports First Quarter Fiscal Year 2023 Financial Results

Continued progress of premiumization strategy and record quarter from BioSteel accelerating path to profitability

SMITHS FALLS, ON, August 5, 2022 /PRNewswire/ - Canopy Growth Corporation ("Canopy Growth" or the "Company") (TSX:WEED) (NASDAQ: CGC) today announces its financial results for the first quarter ended June 30, 2022. All financial information in this press release is reported in Canadian dollars, unless otherwise indicated.

Highlights

•	Q1 FY2023 net revenue was flat compared to Q4 FY2022[1].
•	Company maintained #1 share of combined premium flower and pre-rolled joint (“PRJ”) segment in Q1 FY2023[2].
•	Increased share of the combined mainstream flower and PRJ segment by 35 bps to 4.0% in Q1 FY2023.
•	International medical cannabis net revenue approximately doubled versus Q1 FY2022 driven primarily by strong sales in Israel and Australia.
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Record BioSteel revenues in Q1 FY2023 increased 169% versus Q1 FY2022. Secured retail agreement with Walmart Stores covering 2,200 stores in 39 states. Entered partnership to become the Official Hydration Partner of the NHL and NHLPA.

•	Cost reduction program on track with operating expenses[3] in Q1 FY2023 decreasing by 13% versus Q1 FY2022.

“Through advancements in our North American brand led strategy we delivered a record quarter from BioSteel and maintained #1 share in the premium flower and pre-rolled joint segment, while driving growth of our premium Doja and mainstream Tweed brands. As our U.S. THC ecosystem continues to strengthen with Acreage operating in the recreational cannabis market in New Jersey, along with the expansion of Wana across North America, we remain focused on delivering a robust pipeline of innovation aligned to what consumers are looking for – premium, infused, and ready to enjoy.”

David Klein, Chief Executive Officer

"The cost saving program announced earlier in the quarter combined with sound expense discipline contributed to a meaningful decline in operating expenses during the quarter. We expect cost savings to ramp in the second half of the year, enabling us to execute on our path to profitability even as we continue to invest in strategic growth initiatives including in BioSteel and our U.S. THC ecosystem.”

Judy Hong, Chief Financial Officer

First Quarter Fiscal 2023 Financial Summary

(in millions of Canadian dollars, unaudited)	Net Revenue	Gross margin percentage	Adjusted gross margin percentage[4]	Net loss[5]	Adjusted EBITDA[6]	Free cash flow[7]

Reported	$110.1	(1%)	2%	$(2,087,556)	$(74,800)	$(142,808)
vs. Q1 FY2022	(19%)	(2,100) bps	(1,900) bps	(635%)	(18%)	23%

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[1] On an organic basis, excluding C3.

[2] Unless otherwise indicated, market share data disclosed in this press release is calculated using the Company’s internal proprietary market share tool that utilizes point of sales data supplied by third-party data providers, government agencies and our own retail store operations across the country.

[3] Non-GAAP measure. Excludes Asset Impairment and Restructuring costs, and Acquisition-Related costs.

[4] Adjusted gross margin is a non-GAAP measure, and for Q1 FY2023 excludes $4.0 million of restructuring costs recorded in cost of goods sold (Q1 FY2022 - excludes $1.4 million related to the flow-through of inventory step-up associated with the acquisition of Supreme Cannabis and $nil of restructuring costs recorded in cost of goods sold). See "Non-GAAP Measures".

[5] Net loss includes a non-cash goodwill impairment of $1,725 million related to our cannabis operations reporting unit.  This impairment represents the full goodwill balance associated with the cannabis operations reporting unit and was triggered as a result of the decrease in the Company’s market capitalization in Q1 FY2023.

[6] Adjusted EBITDA is a non-GAAP measure. See "Non-GAAP Measures".

[7] Free cash flow is a non-GAAP measure. See "Non-GAAP Measures".

Revenues:

Net revenue of $110 million in Q1 FY2023 declined 19% versus Q1 FY2022. Total global cannabis net revenue of $66 million in Q1 FY2023 represented a decline of 29% over Q1 FY2022 driven in part by a decline in value flower sales in the Canadian recreational cannabis market due to a deliberate business transition to focus on higher margin, premium and mainstream products. Other consumer products revenue of $44 million in Q1 FY2023, represented an increase of 1% over Q1 FY2022. Excluding the impact from acquired businesses and divestiture of C3, net revenue declined 17% and global cannabis net revenue declined 28% versus Q1 FY2022.

Gross margin:

Reported gross margin in Q1 FY2023 was (1%) as compared to 20% in Q1 FY2022. Excluding non-cash restructuring costs recorded in COGS of $4 million, adjusted gross margin was 2%. Gross margin in Q1 FY2023 was further impacted by lower production output and price compression in the Canadian recreational business, a shift in business mix, and a decrease in the amount of payroll subsidies received from the Canadian government pursuant to a COVID-19 relief program.

Operating expenses:

Total SG&A ("SG&A") expenses in Q1 FY2023 declined by 8% versus Q1 FY2022, driven by year-over-year reductions in General & Administrative and Research and Development expenses, offset by increases in Sales and Marketing.

Goodwill impairment:

The Company recognized a non-cash goodwill impairment of $1,725 million related to our cannabis operations reporting unit which is included in our quarterly net loss.  This impairment represents the full goodwill balance associated with the cannabis operations reporting unit and was triggered as a result of the decrease in the Company’s market capitalization in Q1 FY2023.

Net Loss:

Net Loss in Q1 FY2023 was $2,088 million, which is a $2,478 million increase in the net loss versus Q1 FY2022, driven primarily by the non-cash $1,725 million impairment in goodwill, and non-cash fair value changes.

Adjusted EBITDA:

Adjusted EBITDA loss in Q1 FY2023 was $75 million, an $11 million increase in Adjusted EBITDA loss versus Q1 FY2022 primarily driven by the decline in gross margin, partially offset by the reduction in our total SG&A expenses.

Free Cash Flow:

Free Cash Flow in Q1 FY2023 was an outflow of $143 million, a 23% decrease in outflow versus Q1 FY2022. Relative to Q1 FY2022, the Free Cash Flow outflow decrease reflects a decrease in the cash used for operating activities and optimizing our capital expenditures as part of the previously-noted restructuring actions.

Cash Position:

Cash and short-term investments amounted to $1.2 billion at June 30, 2022, representing a decrease of $0.2 billion from $1.4 billion at March 31, 2022 reflecting primarily EBITDA losses, and the upfront payment made as consideration for the options to acquire Jetty Extracts upon federal permissibility of THC in the U.S.

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Business Highlights

Strong brand performance and innovation are helping stabilize market share in core segments of the Canadian recreational cannabis market

•Maintained Canopy Growth’s #1 share in combined premium flower and PRJ segment in Q1 FY2023. With a continued focus on premium NPD, Canopy launched 11 new premium flower and PRJ products in Q1 FY2023 which resulted in brand share of Doja in the premium flower and PRJ segment increasing 13 bps to 2.1%.

•Maintained share in the combined mainstream flower and PRJ segment with the introduction of 6 new mainstream flower and PRJ offerings in Q1 FY2023. Strong consumer demand for new flower strains increased the Tweed brand’s share of the combined mainstream flower and PRJ segment by 35 bps to 4.0% in Q1 FY2023.

•Consumer demand for new Ready-to-Drink (“RTD”) beverage flavour extensions under the Deep Space and Tweed brand banners helped increase the Company’s share of RTD beverage category by 33 bps to 23%. The Deep Space brand maintained its #2 rank in the over 5 mg THC beverage category. Strong consumer demand for the Tweed portfolio of Iced Tea and Fizz beverages increased the Tweed brand’s share of the RTD beverage market by 136 bps to 10.4% and maintained the brand’s #1 market share rank in the under 5 mg THC beverage category.

•Robust NPD pipeline including a combined 26 premium and mainstream flower and PRJ offerings expected in Q2 FY2023 secured 60 new listings across Alberta, Ontario and Quebec.

Medical cannabis revenues increasing, with multiple potential growth drivers

•International medical cannabis net revenue doubled versus Q1 FY2022 driven primarily by strong sales in Israel and Australia. Sales force in Germany focused on expanding pharmacy network.

•Critical focus of Canadian medical cannabis business on increasing veteran registrations through the Spectrum Veteran Care program.

Gains in distribution and sales velocity of BioSteel RTD drove record revenue in Q1 FY2023

•BioSteel revenue in Q1 FY2023 increased 169% versus Q1 FY2022 with BioSteel RTDs achieving 21% ACV[8], up from 3% in Q1 FY2022. Agreement secured with Walmart for product to blanket 2,200 stores across 39 states.

•BioSteel entered partnership to become the Official Hydration Partner of the NHL and NHLPA.  Sponsorship will provide the BioSteel brand with league-wide rink side marketing and product supply rights, retail activation rights, community engagement platforms, player marketing and activation rights.

U.S. THC Ecosystem continues to strengthen

•Wana[9] continued their North American expansion by entering Puerto Rico and Arkansas in addition to opening three additional states. Building on the success of its Optimals line, including Wana Optimals Fast Asleep, which ranks as the No. 1 Quick onset sleep gummie in North America, Wana has added a variety of new SKUs to a range of markets.

•Acreage Holdings[10] made strong progress in the first quarter of calendar 2022 with revenue increasing 48% year over year and delivered their 5th consecutive quarter of positive Adjusted EBITDA.  In April 2022, Acreage commenced adult-use operations in New Jersey with their flagship brand, The Botanist, now available for adult-use consumers in multiple dispensaries in the state.

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8 IRI data for the 4 weeks ended June 12, 2022.

9 Until such time as the Company elects to exercise its rights to acquire Wana Brands, the Company will have no direct or indirect economic or voting interests in Wana Brands, the Company will not directly or indirectly control Wana Brands, and the Company, on the one hand, and Wana Brands, on the other hand, will continue to operate independently of one another.

10 Until such time as the Company elects to exercise its rights to acquire Acreage Holdings, the Company will have no direct or indirect economic or voting interests in Acreage Holdings, the Company will not directly or indirectly control Acreage Holdings, and the Company, on the one hand, and Acreage Holdings, on the other hand, will continue to operate independently of one another.

First Quarter Fiscal 2023 Revenue Review

Revenue by Channel

(in millions of Canadian dollars, unaudited)	Q1 FY2023	Q1 FY2022	Vs. Q1 FY2022
Canadian recreational cannabis
Business to business[11]	$26.6	$42.7	(38%)
Business to consumer	$12.4	$17.3	(28%)
	$39.0	$60.0	(35%)
Canadian medical cannabis[12]	$13.4	$13.5	(1%)
	$52.4	$73.5	(29%)
International and other
C3	$-	$11.4	(100%)
Other[13]	$13.8	$8.0	73%
	$13.8	$19.4	(29%)
Global cannabis net revenue	$66.2	$92.9	(29%)
Other consumer products
Storz & Bickel	$15.6	$24.1	(35%)
This Works	$5.5	$6.5	(15%)
BioSteel[14]	$17.9	$6.7	169%
Other	$4.9	$6.0	(18%)
Other consumer products revenue	$43.9	$43.3	1%
Net revenue	$110.1	$136.2	(19%)

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11 For Q1 FY2023, amount is net of excise taxes of $11.6 million and other revenue adjustments of $0.6 million (Q1 FY2022 - $17.8 million and $3.0 million, respectively).

12 For Q1 FY2023, amount is net of excise taxes of $1.2 million (Q1 FY2022 - $1.4 million).

13 For Q1 FY2023, amount reflects other revenue adjustments of $0.6 million (Q1 FY2022 - $0.4 million).

14 For Q1 FY2023, amount reflects other revenue adjustments of $1.7 million (Q1 FY2022 - $1.9 million).

Revenue by Form

(in millions of Canadian dollars, unaudited)	Q1 FY2023	Q1 FY2022	Vs. Q1 FY2022
Canadian recreational cannabis
Dry bud[15,16]	$38.6	$66.0	(42%)
Oils and softgels[15,16]	$5.2	$5.7	(9%)
Beverages, edibles, topicals and vapes[15,16]	$7.4	$9.1	(19%)
Other revenue adjustments[16]	$(0.6)	$(3.0)	80%
Excise taxes	$(11.6)	$(17.8)	35%
	$39.0	$60.0	(35%)
Medical cannabis and other[17]
Dry bud	$14.2	$9.6	48%
Oils and soft gels	$9.2	$20.5	(55%)
Beverages, edibles, topicals and vapes	$5.0	$4.2	19%
Excise taxes	$(1.2)	$(1.4)	14%
	$27.2	$32.9	(17%)
Global cannabis net revenue	$66.2	$92.9	(29%)
Other consumer products
Storz & Bickel	$15.6	$24.1	(35%)
This Works	$5.5	$6.5	(15%)
BioSteel[17]	$17.9	$6.7	169%
Other	$4.9	$6.0	(18%)
Other consumer products revenue	$43.9	$43.3	1%

Net revenue	$110.1	$136.2	(19%)

Canadian Cannabis

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Recreational B2B net sales in Q1 FY2023 decreased 38% over the prior year period primarily due to the continuing impacts of price compression resulting from increased competition and lower sales in the value-priced dried flower category.  These factors were partially offset by a more favourable product mix due primarily to a decrease in the volume of value-priced dried product sold compared to the prior year and a full quarter of net revenue contribution from Supreme Cannabis.

•	Recreational B2C net sales in Q1 FY2023 decreased 28% versus Q1 FY2022 largely driven by increased competition from the rapid increase in third party retail locations across provinces.
•	Medical net revenue in Q1 FY2023 decreased 1% from Q1 FY2022 driven primarily by higher average order sizes offset by a fewer number of orders.

International Cannabis

•	C3 revenue in Q1 FY2023 decreased 100% year-over-year as a result of the divestiture that was completed on January 31, 2022.
•

Other revenue in Q1 FY2023 increased 73% over the prior year period primarily due to bulk cannabis sales by Supreme Cannabis into the Israel medical cannabis market and increasing global medical sales including to Australia.

Other Consumer Products

•    BioSteel sales in Q1 FY2023 increased 169% over Q1 FY2022 in part due to continued growth in our distribution channels and sales velocities across North America and higher international sales.

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Storz & Bickel vaporizer revenue in Q1 FY2023 decreased 35% over Q1 FY2022 due primarily to temporary disruptions with certain distributors and slowdown in consumer spending in North America and Europe.

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This Works sales in Q1 FY2023 decreased 15% over Q1 FY2022 due in part to softer performance of certain product lines, which benefited during the period of COVID-19 restrictions in Q1 FY2022 and the phasing of orders for certain products in Europe to Q2 FY2023.

The Q1 FY2023 and Q1 FY2022 financial results presented in this press release have been prepared in accordance with U.S. GAAP.

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15 Excludes the impact of other revenue adjustments.

16 Other revenue adjustments represent the Company's determination of returns and pricing adjustments and relate to the Canadian recreational business‐to‐business channel.

17 Includes the impact of other revenue adjustments, which represent the Company’s determination of returns and other pricing adjustments.

Webcast and Conference Call Information

The Company will host a conference call and audio webcast with David Klein, CEO and Judy Hong, CFO at 10:00 AM Eastern Time on August 5, 2022.

Webcast Information

A live audio webcast will be available at https://app.webinar.net/bXk1q7d6DRl

Replay Information

A replay will be accessible by webcast until 11:59 PM ET on November 5, 2022 at https://app.webinar.net/bXk1q7d6DRl

Non-GAAP Measures

Adjusted EBITDA is a non-GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. Adjusted EBITDA is calculated as the reported net income (loss), adjusted to exclude income tax recovery (expense); other income (expense), net; loss on equity method investments; share-based compensation expense; depreciation and amortization expense; asset impairment and restructuring costs; restructuring costs recorded in cost of goods sold; and charges related to the flow-through of inventory step-up on business combinations, and further adjusted to remove acquisition-related costs. Asset impairments related to periodic changes to the Company’s supply chain processes are not excluded from Adjusted EBITDA given their occurrence through the normal course of core operational activities. The Adjusted EBITDA reconciliation is presented within this news release and explained in the Company's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission (“SEC”).

Free Cash Flow is a non- GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. This measure is calculated as net cash provided by (used in) operating activities less purchases of and deposits on property, plant and equipment. The Free Cash Flow reconciliation is presented within this news release and explained in the Company's Quarterly Report on Form 10-Q to be filed with the SEC.

Adjusted Gross Margin and Adjusted Gross Margin Percentage are non-GAAP measures used by management that are not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. Adjusted Gross Margin is calculated as gross margin excluding restructuring and other charges recorded in cost of goods sold, and charges related to the flow-through of inventory step-up on business combinations. Adjusted Gross Margin Percentage is calculated as Adjusted Gross Margin divided by net revenue. The Adjusted Gross Margin and Adjusted Gross Margin Percentage reconciliation is presented within this news release.

Contact:

Niklaus Schwenker

Director, Communications

media@canopygrowth.com

Tyler Burns

Director, Investor Relations

Tyler.burns@canopygrowth.com

About Canopy Growth Corporation

Canopy Growth (TSX:WEED,NASDAQ:CGC ) is a world-leading diversified cannabis and cannabinoid-based consumer product company, driven by a passion to improve lives, end prohibition, and strengthen communities by unleashing the full potential of cannabis. Leveraging consumer insights and innovation, we offer product varieties in high quality dried flower, oil, softgel capsule, infused beverage, edible, and topical formats, as well as vaporizer devices by Canopy Growth and industry-leader Storz & Bickel. Our global medical brand, Spectrum Therapeutics, sells a range of full-spectrum products using its colour-coded classification system and is a market leader in both Canada and Germany. Through our award-winning Tweed and Tokyo Smoke banners, we reach our adult-use consumers and have built a loyal following by focusing on top quality products and meaningful customer relationships. Canopy Growth has entered into the health and wellness consumer space in key markets including Canada, the United States, and Europe through BioSteel sports nutrition, and This Works skin and sleep solutions; and has introduced additional federally-permissible CBD products to the United States through our First & Free and Martha Stewart CBD brands. Canopy Growth has an established partnership with Fortune 500 alcohol leader Constellation Brands. For more information visit

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www.canopygrowth.com.

Notice Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of applicable securities laws, which involve certain known and unknown risks and uncertainties. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and the performance of our investments. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “strategy,” “estimate,” “expect,” “project,” “projections,” “forecasts,” “plans,” “seeks,” “anticipates,” “potential,” “proposed,” “will,” “should,” “could,” “would,” “may,” “likely,” “designed to,” “foreseeable future,” “believe,” “scheduled” and other similar expressions. Our actual results or outcomes may differ materially from those anticipated. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Forward-looking statements include, but are not limited to, statements with respect to:

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the uncertainties associated with the COVID-19 pandemic, including our ability, and the ability of our suppliers and distributors, to effectively manage the restrictions, limitations and health issues presented by the COVID-19 pandemic, the ability to continue our production, distribution and sale of our products and the demand for and use of our products by consumers, disruptions to the global and local economies due to related stay-at-home orders, quarantine policies and restrictions on travel, trade and business operations and a reduction in discretionary consumer spending;

•

laws and regulations and any amendments thereto applicable to our business and the impact thereof, including uncertainty regarding the application of U.S. state and federal law to U.S. hemp (including CBD) products and the scope of any regulations by the U.S. Food and Drug Administration (the “FDA”), the U.S. Drug Enforcement Administration (the “DEA”), the U.S. Federal Trade Commission (the “FTC”), the U.S. Patent and Trademark Office (the “USPTO”), the U.S. Department of Agriculture (the “USDA”) and any state equivalent regulatory agencies over U.S. hemp (including CBD) products;

•	expectations regarding the amount or frequency of impairment losses, including as a result of the write-down of intangible assets, including goodwill;
•

expectations related to our announcement of certain restructuring actions (the “Restructuring Actions”) and any progress, challenges and effects related thereto as well as changes in strategy, metrics, investments, costs, operating expenses, employee turnover and other changes with respect thereto;

•	our ability to refinance debt as and when required on terms favorable to us and comply with covenants contained in our debt facilities and debt instruments;
•

expectations regarding the laws and regulations and any amendments thereto relating to the U.S. hemp industry in the U.S., including the promulgation of regulations for the U.S. hemp industry by the USDA and relevant state regulatory authorities;

•	expectations regarding the potential success of, and the costs and benefits associated with, our acquisitions, joint ventures, strategic alliances, equity investments and dispositions;
•	the amended plan of arrangement with Acreage Holdings, Inc., including the consummation of such acquisition;
•	the definitive agreements with Mountain High Products, LLC, Wana Wellness, LLC and The Cima Group, LLC (each, a “Wana Entity”), including the consummation of the acquisition of each Wana Entity;
•	the grant, renewal and impact of any license or supplemental license to conduct activities with cannabis or any amendments thereof;
•	our international activities and joint venture interests, including required regulatory approvals and licensing, anticipated costs and timing, and expected impact;
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our ability to successfully create and launch brands and further create, launch and scale cannabis-based products and U.S. hemp-derived consumer products in jurisdictions where such products are legal and that we currently operate in;

•	the benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, including CBD and other cannabinoids;
•	the anticipated benefits and impact of the investments in us (the “CBI Group Investments”) from Constellation Brands, Inc. (“CBI”) and its affiliates (together, the “CBI Group”);
•	the potential exercise of the warrants held by the CBI Group, pre-emptive rights and/or top-up rights held by the CBI Group, including proceeds to us that may result therefrom;
•	expectations regarding the use of proceeds of equity financings, including the proceeds from the CBI Group Investments;
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the legalization of the use of cannabis for medical or recreational in jurisdictions outside of Canada, the related timing and impact thereof and our intentions to participate in such markets, if and when such use is legalized;

•	our ability to execute on our strategy and the anticipated benefits of such strategy;
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the ongoing impact of the legalization of additional cannabis product types and forms for recreational use in Canada, including federal, provincial, territorial and municipal regulations pertaining thereto, the related timing and impact thereof and our intentions to participate in such markets;

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the ongoing impact of developing provincial, territorial and municipal regulations pertaining to the sale and distribution of cannabis, the related timing and impact thereof, as well as the restrictions on federally regulated cannabis producers participating in certain retail markets and our intentions to participate in such markets to the extent permissible;

•	the timing and nature of legislative changes in the U.S. regarding the regulation of cannabis including tetrahydrocannabinol (“THC”);
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•	the future performance of our business and operations;
•	our competitive advantages and business strategies;
•	the competitive conditions of the industry;
•	the expected growth in the number of customers using our products;
•	our ability or plans to identify, develop, commercialize or expand our technology and research and development initiatives in cannabinoids, or the success thereof;
•	expectations regarding revenues, expenses and anticipated cash needs;
•	expectations regarding cash flow, liquidity and sources of funding;
•	expectations regarding capital expenditures;
•	the expansion of our production and manufacturing, the costs and timing associated therewith and the receipt of applicable production and sale licenses;
•	the expected growth in our growing, production and supply chain capacities;
•	expectations regarding the resolution of litigation and other legal and regulatory proceedings, reviews and investigations;
•	expectations with respect to future production costs;
•	expectations with respect to future sales and distribution channels and networks;
•	the expected methods to be used to distribute and sell our products;
•	our future product offerings;
•	the anticipated future gross margins of our operations;
•	accounting standards and estimates;
•	expectations regarding our distribution network;
•	expectations regarding the costs and benefits associated with our contracts and agreements with third parties, including under our third-party supply and manufacturing agreements; and
•	expectations on price changes in cannabis markets.

Certain of the forward-looking statements contained herein concerning the industries in which we conduct our business are based on estimates prepared by us using data from publicly available governmental sources, market research, industry analysis and on assumptions based on data and knowledge of these industries, which we believe to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. The industries in which we conduct our business involve risks and uncertainties that are subject to change based on various factors, which are described further below.

The forward-looking statements contained herein are based upon certain material assumptions that were applied in drawing a conclusion or making a forecast or projection, including: (i) management’s perceptions of historical trends, current conditions and expected future developments; (ii) our ability to generate cash flow from operations; (iii) general economic, financial market, regulatory and political conditions in which we operate; (iv) the production and manufacturing capabilities and output from our facilities and our joint ventures, strategic alliances and equity investments; (v) consumer interest in our products; (vi) competition; (vii) anticipated and unanticipated costs; (viii) government regulation of our activities and products including but not limited to the areas of taxation and environmental protection; (ix) the timely receipt of any required regulatory authorizations, approvals, consents, permits and/or licenses; (x) our ability to obtain qualified staff, equipment and services in a timely and cost-efficient manner; (xi) our ability to conduct operations in a safe, efficient and effective manner; (xii) our ability to realize anticipated benefits, synergies or generate revenue, profits or value from our recent acquisitions into our existing operations; (xiii) our ability to continue to operate in light of the COVID-19 pandemic and the impact of the pandemic on demand for, and sales of, our products and our distribution channels; and (xiv) other considerations that management believes to be appropriate in the circumstances. While our management considers these assumptions to be reasonable based on information currently available to management, there is no assurance that such expectations will prove to be correct.

By their nature, forward-looking statements are subject to inherent risks and uncertainties that may be general or specific and which give rise to the possibility that expectations, forecasts, predictions, projections or conclusions will not prove to be accurate, that assumptions may not be correct and that objectives, strategic goals and priorities will not be achieved. A variety of factors, including known and unknown risks, many of which are beyond our control, could cause actual results to differ materially from the forward-looking statements in this press release and other reports we file with, or furnish to, the Securities and Exchange Commission (the “SEC”) and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf. Such factors include, without limitation, changes in laws, regulations and guidelines and our compliance with such laws, regulations and guidelines; the risk that the COVID-19 pandemic may disrupt our operations and those of our suppliers and distribution channels and negatively impact the demand for and use of our products; consumer demand for cannabis and U.S. hemp products; our limited operating history; inflation risks; the risks and uncertainty regarding future product development; our reliance on licenses issued by and contractual arrangements with various federal, state and provincial governmental authorities; the risk that cost savings and any other synergies from the CBI Group Investments may not be fully realized or may take longer to realize than expected; the implementation and effectiveness of key personnel changes; the risks that our Restructuring Actions will not result in the expected cost savings, efficiencies and other benefits or will result in greater than anticipated turnover in personnel; risks associated with jointly owned investments; risks relating to our current and future operations in emerging markets; future levels of revenues and the impact of increasing levels of competition; risks related to the protection and enforcement of our intellectual property rights; our ability to manage disruptions in credit markets or changes to our credit ratings; future levels of capital, environmental or maintenance expenditures,

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general and administrative and other expenses; the success or timing of completion of ongoing or anticipated capital or maintenance projects; risks related to the integration of acquired businesses; the timing and manner of the legalization of cannabis in the United States; business strategies, growth opportunities and expected investment; the adequacy of our capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute our business plan (either within the expected timeframe or at all); counterparty risks and liquidity risks that may impact our ability to obtain loans and other credit facilities on favorable terms; the potential effects of judicial, regulatory or other proceedings, or threatened litigation or proceedings, on our business, financial condition, results of operations and cash flows; risks related to stock exchange restrictions; risks associated with divestment and restructuring; volatility in and/or degradation of general economic, market, industry or business conditions; our exposure to risks related to an agricultural business, including wholesale price volatility and variable product quality; third-party transportation risks; compliance with applicable environmental, economic, health and safety, energy and other policies and regulations and in particular health concerns with respect to vaping and the use of cannabis and U.S. hemp products in vaping devices; the anticipated effects of actions of third parties such as competitors, activist investors or federal, state, provincial, territorial or local regulatory authorities, self-regulatory organizations, plaintiffs in litigation or persons threatening litigation; changes in regulatory requirements in relation to our business and products; and the factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2022. Readers are cautioned to consider these and other factors, uncertainties and potential events carefully and not to put undue reliance on forward-looking statements.

Forward-looking statements are provided for the purposes of assisting the reader in understanding our financial performance, financial position and cash flows as of and for periods ended on certain dates and to present information about management’s current expectations and plans relating to the future, and the reader is cautioned that the forward-looking statements may not be appropriate for any other purpose. While we believe that the assumptions and expectations reflected in the forward-looking statements are reasonable based on information currently available to management, there is no assurance that such assumptions and expectations will prove to have been correct. Forward-looking statements are made as of the date they are made and are based on the beliefs, estimates, expectations and opinions of management on that date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such forward-looking statements, except as required by law. The forward-looking statements contained in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf are expressly qualified in their entirety by these cautionary statements.

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Schedule 1

CANOPY GROWTH CORPORATION CONDENSED INTERIM CONSOLIDATED BALANCE SHEETS (in thousands of Canadian dollars, except number of shares and per share data, unaudited)
	June 30, 2022	March 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$769,495	$776,005
Short-term investments	447,620	595,651
Restricted short-term investments	12,177	12,216
Amounts receivable, net	96,626	96,443
Inventory	205,513	204,387
Prepaid expenses and other assets	62,141	52,700
Total current assets	1,593,572	1,737,402
Other financial assets	602,229	800,328
Property, plant and equipment	926,369	942,780
Intangible assets	242,479	252,695
Goodwill	138,419	1,866,503
Other assets	14,459	15,342
Total assets	$3,517,527	$5,615,050

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$64,647	$64,270
Other accrued expenses and liabilities	59,913	75,278
Current portion of long-term debt	193,072	9,296
Other liabilities	86,776	64,054
Total current liabilities	404,408	212,898
Long-term debt	1,264,645	1,491,695
Deferred income tax liabilities	14,658	15,991
Liability arising from Acreage Arrangement	-	47,000
Warrant derivative liability	1,555	26,920
Other liabilities	149,341	190,049
Total liabilities	1,834,607	1,984,553
Commitments and contingencies
Redeemable noncontrolling interest	37,150	36,200
Canopy Growth Corporation shareholders' equity:
Common shares - $nil par value; Authorized - unlimited number of shares; Issued - 417,217,611 shares and 394,422,604 shares, respectively	7,601,570	7,482,809
Additional paid-in capital	2,515,453	2,519,766
Accumulated other comprehensive loss	(21,554)	(42,282)
Deficit	(8,454,214)	(6,370,337)
Total Canopy Growth Corporation shareholders' equity	1,641,255	3,589,956
Noncontrolling interests	4,515	4,341
Total shareholders' equity	1,645,770	3,594,297
Total liabilities and shareholders' equity	$3,517,527	$5,615,050

Schedule 2

CANOPY GROWTH CORPORATION CONDENSED INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands of Canadian dollars, except number of shares and per share data, unaudited)

	Three months ended June 30,
	2022	2021
Revenue	$122,862	$155,423
Excise taxes	12,747	19,214
Net revenue	110,115	136,209
Cost of goods sold	111,507	108,971
Gross margin	(1,392)	27,238
Operating expenses:
Selling, general and administrative expenses	103,413	112,574
Share-based compensation	5,439	13,126
Asset impairment and restructuring costs	1,727,985	89,249
Total operating expenses	1,836,837	214,949
Operating loss	(1,838,229)	(187,711)
Loss from equity method investments	-	(100)
Other income (expense), net	(245,578)	580,666
(Loss) income before income taxes	(2,083,807)	392,855
Income tax expense	(3,749)	(2,900)
Net (loss) income	(2,087,556)	389,955
Net loss attributable to noncontrolling interests and redeemable noncontrolling interest	(4,408)	(2,463)
Net (loss) income attributable to Canopy Growth Corporation	$(2,083,148)	$392,418

Basic (loss) earnings per share	$(5.23)	$1.02
Basic weighted average common shares outstanding	398,467,568	384,055,133

Diluted (loss) earnings per share	$(5.23)	$0.84
Diluted weighted average common shares outstanding	398,467,568	404,546,243

Schedule 3

CANOPY GROWTH CORPORATION CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands of Canadian dollars, unaudited)

	Three months ended June 30,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(2,087,556)	$389,955
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property, plant and equipment	15,129	17,116
Amortization of intangible assets	6,722	8,016
Share of loss on equity method investments	-	100
Share-based compensation	5,439	13,126
Asset impairment and restructuring costs	1,726,877	81,709
Income tax expense	3,749	2,900
Non-cash fair value adjustments and charges related to settlement of convertible senior notes	213,610	(600,922)
Change in operating assets and liabilities, net of effects from purchases of businesses:
Amounts receivable	(183)	(4,946)
Inventory	(1,126)	(18,158)
Prepaid expenses and other assets	(9,555)	(8,804)
Accounts payable and accrued liabilities	(15,549)	(9,644)
Other, including non-cash foreign currency	1,928	(36,228)
Net cash used in operating activities	(140,515)	(165,780)
Cash flows from investing activities:
Purchases of and deposits on property, plant and equipment	(2,293)	(20,279)
Purchases of intangible assets	(606)	(833)
Redemption (purchases) of short-term investments	153,996	(346,603)
Net cash proceeds (outflows) on sale of subsidiaries	(475)	10,324
Sale of (investments in) equity method investments	-	56
Investment in other financial assets	(29,205)	-
Net cash outflow on acquisition of subsidiaries	-	(8,857)
Other investing activities	-	(8,367)
Net cash provided by (used in) investing activities	121,417	(374,559)
Cash flows from financing activities:
Proceeds from exercise of stock options	210	3,592
Repayment of long-term debt	(211)	(48,116)
Other financing activities	(1,043)	(444)
Net cash (used in) provided by financing activities	(1,044)	(44,968)
Effect of exchange rate changes on cash and cash equivalents	13,632	(9,506)
Net decrease in cash and cash equivalents	(6,510)	(594,813)
Cash and cash equivalents, beginning of period	776,005	1,154,653
Cash and cash equivalents, end of period	$769,495	$559,840

Schedule 4

Adjusted Gross Margin1 Reconciliation (Non-GAAP Measure)

	Three months ended June 30,
(in thousands of Canadian dollars except where indicated; unaudited)	2022	2021
Net revenue	$110,115	$136,209

Gross margin, as reported	(1,392)	27,238
Adjustments to gross margin:
Restructuring costs recorded in cost of good sold	3,961	-
Charges related to the flow-through of inventory step-up on business combinations	-	1,414
Adjusted gross margin[1]	$2,569	$28,652

Adjusted gross margin percentage[1]	2%	21%
[1] Adjusted gross margin and adjusted gross margin percentage are non-GAAP measures. See "Non-GAAP Measures".

Schedule 5

Adjusted EBITDA1 Reconciliation (Non-GAAP Measure)

	Three months ended June 30,
(in thousands of Canadian dollars, unaudited)	2022	2021
Net (loss) income	$(2,087,556)	$389,955
Income tax expense	3,749	2,900
Other (income) expense, net	245,578	(580,666)
Loss on equity method investments	-	100
Share-based compensation[2]	5,439	13,126
Acquisition-related costs	4,193	5,780
Depreciation and amortization[2]	21,851	25,132
Asset impairment and restructuring costs	1,727,985	78,618
Restructuring costs recorded in cost of goods sold	3,961	-
Charges related to the flow-through of inventory step-up on business combinations	-	1,414
Adjusted EBITDA[1]	$(74,800)	$(63,641)
[1]Adjusted EBITDA is a non-GAAP measure. See "Non-GAAP Measures".
[2] From Consolidated Statements of Cash Flows.

Schedule 6

Free Cash Flow Reconciliation1 (Non-GAAP Measure)

	Three months ended June 30,
(in thousands of Canadian dollars, unaudited)	2022	2021
Net cash used in operating activities	$(140,515)	$(165,780)
Purchases of and deposits on property, plant and equipment	(2,293)	(20,279)
Free cash flow[1]	$(142,808)	$(186,059)
[1]Free cash flow is a non-GAAP measure. See "Non-GAAP Measures".

Schedule 7

Segmented Gross Margin Reconciliation

	Three months ended June 30,
(in thousands of Canadian dollars, unaudited)	2022	2021
Global cannabis segment
Net revenue	$66,196	$92,939
Cost of goods sold	81,668	79,570
Gross margin	(15,472)	13,369
Gross margin percentage	(23%)	14%

Other consumer products segment
Revenue	$43,919	$43,270
Cost of goods sold	29,839	29,401
Gross margin	14,080	13,869
Gross margin percentage	32%	32%

Schedule 8

Segmented Adjusted Gross Margin1 Reconciliation (Non-GAAP Measure)

	Three months ended June 30,
(in thousands of Canadian dollars except where indicated; unaudited)	2022	2021
Global cannabis segment
Net revenue	$66,196	$92,939

Gross margin, as reported	(15,472)	13,369
Adjustments to gross margin:
Restructuring costs recorded in cost of good sold	3,300	-
Charges related to the flow-through of inventory step-up on business combinations	-	1,414
Adjusted gross margin[1]	$(12,172)	$14,783

Adjusted gross margin percentage[1]	(18%)	16%

Other consumer products segment
Revenue	$43,919	$43,270

Gross margin, as reported	14,080	13,869
Adjustments to gross margin:
Restructuring costs recorded in cost of good sold	661	-
Adjusted gross margin[1]	$14,741	$13,869

Adjusted gross margin percentage[1]	34%	32%
[1] Adjusted gross margin and adjusted gross margin percentage are non-GAAP measures. See "Non-GAAP Measures".